CONSULTING AGREEMENT

THIS AGREEMENT is entered into as of the date last written below by and between Robert Shambro, an individual (“Consultant”) and SOLAR NIGHT INDUSTRIES, INC. (the “Company”). The following recitals form the basis of this Agreement and are a material part hereof.

WHERE AS, The Company is engaged in the business of developing solar lighting products and, sales and marketing of the same (the “Business”) as more fully described on Exhibit A hereto; and Consultant has certain expertise in areas relating to the Business.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1. Engagement; Term. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide to the Company the services specified in the Section hereof entitled “Description of Service” for a term commencing on the date of this Agreement and ending 36 mouths from the date hereof, unless sooner terminated as hereinafter provided.

2. Description of Service. During the term of this Agreement, Consultant shall be reasonably available to the Company in person and by telephone to consult with and advise the Company during normal business hours and at all times mutually convenient to the Company and Consultant with respect to any and all matters involving the operations of the Company. The Company acknowledges and agrees that: (i) the duties and obligations of Consultant hereunder are not those which would ordinarily attend an employment relationship and Consultant shall have no obligation to maintain office hours at the Company or the Company’s principal place of business or to devote any specific portion of his time on a regular basis to the Company or the Company’s affairs or to provide his personal services in fulfillment of this Agreement; (ii) Consultant’s services shall be rendered at a place mutually convenient to Consultant and the Company; and (ii) the inability of Consultant to timely render services for the Company when requested by the Company for any reason shall not constitute a failure by him to perform his obligations hereunder, and shall not be deemed a breach or default by him hereunder.

3. Compensation. Consultant’s sole compensation for such services shall be the issuance of Common Stock pursuant to a Stock Purchase Agreement entered into simultaneously herewith between Consultant and the Company.

4. Death or Disability of Consultant. If the Consultant dies or becomes disabled during the term of this Agreement, this Agreement will terminate.

5.  Non-Competition. Consultant specifically agrees that during the term of this Agreement, Consultant will not engage in the Business on behalf of any person other than the Company; provided Consultant’s current employment as of the date of this Agreement shall not be deemed to be competitive with the Company hereunder. If the foregoing covenant is not enforceable to the full extent provided herein, it shall be and remain enforceable to the full extent permitted by law, In the event that the Company shall fail to make any payment due hereunder, or breach any covenant or term hereunder, each when due, Consultant’s obligations pursuant to this Section 6 shall terminate.

6. Employment of Consultant by Company. At any time during the term of this Agreement, Consultant may elect to become a full-time employee of the Company by executing and delivering the Employment Agreement attached hereto as Exhibit B to the Company and upon such execution and delivery such agreement shall be deemed executed by the Company.

7. Miscellaneous.

(a) Notices. All notices, demands, and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

Consultant:_________________________________
_________________________________
_________________________________

Company: Solar Night Industries, Inc.

_________________________________
_________________________________
_________________________________

(b) Captions. The section or paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement.

(c) Representations and Warranties.. The Company acknowledges that: (i) it is a Delaware corporation in good standing, and (ii) the Company is duly authorized to enter into this Agreement, and (iii) this Agreement is enforceable in accordance with its terms The Consultant represents and warrants that: (i) he has the requisite capacity to enter into this Agreement, and (ii) this Agreement is enforceable in accordance with its terms.

(d) Number and Gender. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

(f) Modifications; Waiver. No change, amendment or modification of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged.

(g)  Entire Agreement. This Agreement contains all of the agreements between the parties with respect to the subject matters hereof; and this Agreement supersedes all other agreements oral or written, between the parties hereto with respect to the subject matter hereof.

(h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Neither party may assign to any other person or entity any of its rights or delegate any of its duties arising under this Agreement without the prior written consent of the other party hereto.

(i) Attorney’s Fees. On any action brought under the provisions of this Agreement, the prevailing party shall be entitled to collect its court costs as well as its reasonable attorneys’ and experts fees and expenses.

(j) Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Missouri.

(k)  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall be deemed to constitute a single instrument.

(l) Enforcement. The parties agree that irreparable damage would occur in the event that any of he provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Missouri or in any Missouri state court, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.

SOLAR NIGHT INDUSTRIES, INC.

___________________________
By: ________________________
Title: ______________________

CONSULTANT:

___________________________
Print Name: